Exhibit 10.3

Promissory Note And Security Agreement

U.S. $________	Issuance Date: _____ ___, 20__

The undersigned maker ( “Maker”) promises to pay to the order of ___________, a Delaware limited liability company (the “Lender) the principal sum of U.S. $__________, together with interest accruing thereon from the date hereof at the rate and time hereinafter provided.

Interest (computed on the basis of a 360‑day year for the actual number of days elapsed) on the outstanding balance of principal evidenced by this Promissory Note and Security Agreement (“Note”) shall accrue at a rate per annum equal to 8%.

On the 10th month anniversary of the Issuance Date of this Note (the “Maturity Date”), all outstanding principal, accrued and unpaid interest and all other amounts due and payable hereunder shall be immediately due and payable in full; provided however, the Maturity Date of this Note will be extended an additional six months if at the time of the Maturity Date the Company is current in its Securities Exchange Act of 1934 filings (“34 Act Filings”) and its common stock is listed or quoted (and there must be a bid) on a national securities exchange or the OTC Markets. The proceeds of this Note shall be strictly used in accordance with that certain Escrow Agent Agreement dated the same date of the Issuance Date among the Maker, the Lender and Nason Yeager Gerson Harris & Fumero, P.A.

This Note also creates a lien on and grants a first priority security interest in all of Maker’s Accounts, Goods, Inventory, Equipment, Investment Property, General Intangibles, Instruments, Documents, and all other assets and personal property of the Maker, wherever located, together with all the proceeds now or hereafter arising in connection therewith (the “Collateral”). This Note shall also constitute a security agreement under the New York Uniform Commercial Code or other law applicable to the creation of liens on personal property. Capitalized terms used in this paragraph shall have the meanings that are given to them under the New York Uniform Commercial Code. Maker acknowledges and agrees that Lender shall have the right to file a UCC-1 financing statement and any renewals and continuations thereof or other documents as Lender may reasonably require with respect to this security interest. If a default occurs under this Note, Lender shall have all rights and remedies of a secured party under the New York Uniform Commercial Code.

The failure of Maker to pay to Lender (as required under this Note) promptly within 10 days after written notice from Lender that amounts are due and payable under this Note shall constitute an event or default under this Note.

During the first six months of this Note, the Maker shall engage a third-party consultant (pre-approved by the Lender) to assist in the Maker’s corporate restructuring and preparation of the filing of the Maker’s 34 Act Filings.  Any such failure to engage such third-party consultant, subject to a 10-day cure period, shall be an event of default.

At any time after the occurrence of any event of default, the indebtedness evidenced by this Note and/or any note(s) or other obligation(s) which may be taken in renewal, extension, substitution or modification of all or any part of the indebtedness evidenced thereby and all other obligations of Maker to Lender howsoever created and existing shall, at the option of the Lender in its sole discretion, immediately become due and payable without demand upon or notice to Maker, and Lender shall be entitled to exercise all remedies as provided by law and/or equity.

Maker hereby waives presentment for payment, demand, notice of dishonor and protest and agrees that (i) any collateral, lien or right of setoff securing any indebtedness evidenced by this Note may, from time to time, in whole or in part, be exchanged or released, and any person liable on or with respect to this Note may be released, all without notice to or further reservations of rights against Maker, any endorser, surety or guarantor and all without in any way affecting or releasing the liability of Maker, any endorser, surety or guarantor, and (ii) none of the terms or provisions hereof may be waived, altered, modified or amended except as Lender may consent thereto in writing.

Maker hereby agrees to pay all actual out‑of‑pocket costs and expenses, including reasonable attorneys’ fees, incurred by Lender in the collection of the indebtedness evidenced by this Note, in enforcing any of the rights, powers, remedies and privileges of Lender hereunder, or in connection with any further negotiations, modifications, releases, or otherwise incurred by Lender in connection with this Note. As used in this Note, the term “attorneys’ fees” shall mean reasonable actual out-of-pocket charges and expenses for legal services rendered to or on behalf of Lender in connection with the collection of the indebtedness evidenced by this Note at any time whether prior to the commencement of judicial proceedings and/or thereafter at the trial and/or appellate level and/or in pre‑judgment and post‑judgment or bankruptcy proceedings.

In no event shall the rate of interest charged under this Note exceed the rate that may legally be charged to Maker for obligations of this nature under the laws of the State of Nevada, and any interest that may be paid in excess of the legal limit shall, at the option of Lender, be refunded to Maker or shall be applied towards payment of the principal obligation under this Note.

Each party hereto irrevocably and unconditionally submits to the jurisdiction of the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York and agrees that any such action, litigation, or proceeding may be brought in any such New York State court or, to the fullest extent permitted by applicable law, in such federal court. Each party hereto agrees that a final judgment in any such action, litigation, or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing herein shall affect any right that the Lender may otherwise have to bring any action or proceeding relating to this Note against Maker or its properties in the courts of any jurisdiction.

Notwithstanding the foregoing, Lender, in its sole discretion, may elect for arbitration in connection with this Note as follows:

Any disputes, claims, or controversies arising out of or relating to this Note, or the breach, termination, enforcement, interpretation or validity thereof, including the determination of the scope or applicability of this agreement to arbitrate, shall be referred to and resolved solely and exclusively by binding arbitration to be conducted before the Judicial Arbitration and Mediation Service (“JAMS”), or its successor pursuant to the expedited procedures set forth in the JAMS Comprehensive Arbitration Rules and Procedures (the “Rules”), including Rules 16.1 and 16.2 of those Rules. The arbitration shall be held in New York, New York, before a tribunal consisting of three arbitrators each of whom will be selected in accordance with the “strike and rank” methodology set forth in Rule 15. Either party to this Note may, without waiving any remedy under this Note, seek from any federal or state court sitting in the State of New York any interim or provisional relief that is necessary to protect the rights or property of that party, pending the establishment of the arbitral tribunal. The costs and expenses of such arbitration shall be paid by and be the sole responsibility of Maker, including but not limited to the Maker’s attorneys’ fees, and each arbitrator’s fees. The arbitrators’ decision must set forth a reasoned basis for any award of damages or finding of liability. The arbitrators’ decision and award will be made and delivered as soon as reasonably possible and in any case within 60 days following the conclusion of the arbitration hearing and shall be final and binding on the parties and may be entered by any court having jurisdiction thereof.

To the extent that Lender receives any payment on account of any of Maker’s obligations, and any such payment(s) or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, subordinate and/or required to be repaid to a trustee, receiver or any other person or entity under any bankruptcy act, state or federal law, common law or equitable cause, then, to the extent of such payment(s) received, Maker’s obligations or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment(s) had not been received by Lender and applied on account of Maker’s obligations.

Maker agrees that this Note shall be deemed to have been made under and shall be governed by the laws of the State of Nevada in all respects, including matters of construction, validity and performance. If any provisions of this Note shall be deemed unenforceable under applicable law, such provision shall be ineffective, but only to the extent of such unenforceability, without invalidating the remainder of such provision or the remaining provisions of this Note. All of the terms and provisions of this Note shall be applicable to and be binding upon each and every maker, endorser, surety, guarantor, all other persons who are or may become liable for the payment hereof and their heirs, personal representatives, successors or assigns.

Time is of the essence as to each provision of this Note which requires Maker to take any action within a specified time period.

MAKER AND LENDER (BY ACCEPTING THIS NOTE) HEREBY MUTUALLY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER MAKER OR LENDER AGAINST THE OTHER AND BASED UPON, ARISING OUT OF, OR IN CONNECTION WITH, THIS NOTE, OR OTHER DOCUMENTS SECURING OR EXECUTED IN CONNECTION WITH THIS NOTE.

At any time the Maker may prepay all or any portion of the principal amount of this Note and any accrued and unpaid interest without penalty.

IN WITNESS WHEREOF, the Maker has executed this Note as of _______.

INTEGRAL TECHNOLOGIES, INC. a Nevada corporation By:___________________________________ Douglas Bathauer, its Chief Executive Officer